EXHIBIT 5

                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                  914-693-3026

February 19, 2008

GS EnviroServices, Inc.
14B Jan Sebastian Drive
Sandwich, MA 02563

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which GS EnviroServices, Inc. proposes to file with the Securities and Exchange Commission registering 6,000,000 common shares which may be offered and sold by GS EnviroServices, Inc. under the 2008 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                            Yours,

                                            /s/ Robert Brantl
                                            ----------------------
                                                Robert Brantl

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